EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-127715, 333-127712 and 333-127713) of Discovery Holding Company of our report dated February 23, 2007 relating to the financial statements of Discovery Communications, Inc. which appears in this Form 10-K.
/s/PricewaterhouseCoopers LLP
McLean, VA
February 23, 2007